Exhibit 20.6
Page 1 of 3

Navistar Financial 1995-B Owner Trust
For the Month of April 1996
Distribution Date of May 15, 1996

Original Pool Amount                  $454,499,683.43
Subsequent Receivables                 $70,451,789.39

Beginning Pool Balance                $448,919,029.43
Beginning Pool Factor                       0.8551629

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $12,300,714.06
  Interest Collected                    $3,706,856.37

Additional Deposits:
  Repurchase Amounts                    $8,470,786.30
  Liquidation Proceeds/Recoveries         $311,075.62
Total Additional Deposits               $8,781,861.92
Repos/Chargeoffs                          $547,772.76
Aggregate Number of Notes Charged Off              70

Total Available Funds                  $24,789,432.35
Ending Pool Balance                   $427,599,756.31
Ending Pool Factor                          0.8145510

Servicing Fee                             $374,099.19

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $24,797,013.01
  Target Percentage                              5.50%
  Target Balance                       $23,517,986.60
  Minimum Balance                      $11,023,980.93
  (Release)/Deposit                    $(1,279,026.41)
  Ending Balance                       $23,517,986.60

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,952,253.01    1,930
    31-60 days                             540,846.16      398
    60+ days                               212,037.11       58

    Total                                3,705,136.28    1,930

  Balances:
    60+ days                             3,554,941.87       58

Memo Item - Reserve Account
  Initial Deposit                      $24,690,546.62
  + Invest. Income                         106,466.39
  + Transfer to Collections Account              0.00
    Beginning Balance                  $24,797,013.01

Exhibit 20.6
Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Month of April 1996

                                                                         NOTES
                                        TOTAL         CLASS A-1        CLASS A-2        CLASS A-3      CERTIFICATES
Original
 Pool Amount Dist.:                $525,000,000.00  $122,300,000.00  $100,000,000.00  $284,325,000.00  $18,375,000.00
 Distribution Percentages                                   100.00%            0.00%            0.00%           0.00%
 Coupon                                                      5.750%           5.940%           6.050%          6.220%

Beginning Pool Balance             $448,919,029.43
Ending Pool Balance                $427,599,756.31
Collected Principal                 $20,771,500.36
Collected Interest                   $3,706,856.37
Charge-Offs                            $547,772.76
Liquidation Proceeds/Recoveries        $311,075.62
Servicing                              $374,099.19
Cash Transfer from Reserve Acct              $0.00
  Total Collections Available
    for Debt Service                $24,415,333.16

Beginning Balance                  $448,919,029.43   $46,219,029.43  $100,000,000.00  $284,325,000.00  $18,375,000.00

Interest Due                         $2,245,181.81      $221,466.18      $495,000.00    $1,433,471.88      $95,243.75
Interest Paid                        $2,245,181.81      $221,466.18      $495,000.00    $1,433,471.88      $95,243.75
Principal Due                       $21,319,273.12   $21,319,273.12            $0.00            $0.00           $0.00
Principal Paid                      $21,319,273.12   $21,319,273.12            $0.00            $0.00           $0.00

Ending Balance                     $427,599,756.31   $24,899,756.31  $100,000,000.00  $284,325,000.00  $18,375,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                       0.2036           1.0000           1.0000          1.0000

Total Distributions                 $23,564,454.93   $21,540,739.30      $495,000.00    $1,433,471.88      $95,243.75

Interest Shortfall                           $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                          $0.00            $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)     $0.00            $0.00            $0.00            $0.00           $0.00

Excess Servicing                     $  850,878.23

Beginning Reserve Account Balance   $24,797,013.01
(Release)/Draw                      ($1,279,026.41)
Ending Reserve Account Balance      $23,517,986.60

Memo Item - Advances:
 Servicer Advances - Current Month     $311,685.21
 Total Outstanding Servicer Advances $4,603,833.24

Exhibit 20.6
Page 3 of 3

Navistar Financial 1995-B Owner Trust
For the Month of Arpil 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5                4               3                2                1
                             Dec 1995         Jan 1996        Feb 1996         Mar 1996         Apr 1996

Beg. Pool Balance        $501,525,322.41  $486,431,505.52  $473,707,871.41  $462,618,416.17  $448,919,029.43

A) Loss Trigger:
Principal of Contracts
  Charged off                $330,454.47      $562,958.34      $630,891.07    $1,013,486.59      $547,772.76
Recoveries                    $83,740.91      $316,658.03      $112,457.85      $521,615.37      $311,075.62

Total Charged off
  (Months 5,4,3)           $1,524,303.88
Total Recoveries
  (Months 3,2,1)              945,148.84
Net Loss/(Recoveries)
  for 3 Mos.                 $579,155.04(a)

Total Balance
  (Months 5,4,3)       $1,461,664,699.34(b)

Loss Ratio [(a/b)(12)]           0.4755%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                $3,656,676.58     $3,172,452.55    $3,554,941.87
  As % of Beginning
    Pool Balance                                                 0.77193%          0.68576%         0.79189%
  Three Month Average                                            0.44832%          0.59448%         0.74986%

Trigger:
  Is Average> 2.0%                   No




Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer